March 18, 1998


Dear Stockholder:

   You are cordially invited to the Annual Meeting of Stockholders of Connecticut Water Service, Inc., scheduled to be held on April 24, 1998, at the Company's General Offices, 93 West Main Street, Clinton, Connecticut commencing at 2:00 P.M. If you plan to attend the meeting, please call 1-800-428-3985, Ext. 305 and leave your name, address and phone number. Directions to the meeting will be mailed to you. Your Board of Directors and management look forward to personally greeting those stockholders able to attend.

   At the Meeting, you will be asked to elect four directors, to appoint independent auditors for the calendar year ending December 31, 1998, to adopt proposals to amend certain provisions of the Amended and Restated Certificate of Incorporation and Bylaws of the Company, and to transact such other business as may properly be brought before the Meeting.

   In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders. Important information is contained in the accompanying proxy statement which you are urged to read carefully.

   It is important that your shares are represented and voted at the Meeting, regardless of the number you own and whether or not you plan to attend. Accordingly, you are requested to sign, date, and return the enclosed proxy at your earliest convenience.

   In our continuing effort to provide stockholders with information on the Company's operations, we will provide a tour of the Customer Service and Engineering departments and conduct a water-main tapping and leak detection demonstration after the meeting. If you are planning to attend the tour and demonstration, please indicate your attendance when you call the above toll-free number.

   Your interest and participation in the affairs of the Company are sincerely appreciated.


                                       Sincerely,




                                       Marshall T. Chiaraluce
                                       President and
                                       Chief Executive Officer



                                                 CNSCM/PS/97

                         CONNECTICUT WATER SERVICE, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        THE COMPANY'S CORPORATE OFFICES
                              93 WEST MAIN STREET
                              CLINTON, CONNECTICUT

   Notice is hereby given that the Annual Meeting of Stockholders of Connecticut Water Service, Inc. (the "Company") will be held on April 24, 1998 at 2:00 P.M. at the Company's Corporate Offices, 93 West Main Street,
   Clinton,     Connecticut, for the following purposes:

   1.    To elect four directors for three-year terms;

   2. To appoint Arthur Andersen LLP, independent public accountants, as independent auditors for the Company for the calendar year ending December 31, 1998;

   3.    To adopt a proposal to make various conforming changes and a
         corrective change to the Certificate of Incorporation    and Bylaws
              of the Company.

   4. To adopt a proposal to amend the Certificate of Incorporation of the Company to enhance the Company's ability to indemnify its directors, officers, employees and agents.

   5. To adopt a proposal to amend the Certificate of Incorporation of the Company to require that directors' resignations be submitted in writing.

   6. To transact such other business as may properly come before said meeting or any adjournment thereof.


   Only holders of the Company's Common Stock and its Cumulative Preferred Stock - Series A of record at the close of business on February 27, 1998 are entitled to notice of and to vote at this meeting or any adjournment thereof.

   All stockholders who find it convenient to do so are urged to attend the meeting in person.



                                 By Order of the Board of Directors,
                                 Vincent F. Susco, Jr., Secretary

March 18, 1998

   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT TO THE COMPANY IN THE ENVELOPE ACCOMPANYING THIS NOTICE. IF YOU ARE PRESENT AT THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                 CONNECTICUT WATER SERVICE, INC. PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 24, 1998

   The accompanying proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held at the Company's Corporate Offices, 93 West Main Street, Clinton, Connecticut, on April 24, 1998 at 2:00 P.M. and at any adjournment of the meeting.

   Only holders of the Company's Common Stock and its Cumulative Preferred Stock - Series A of record at the close of business on February 27, 1998, are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding 3,018,188 shares of Common Stock, 15,000 shares of Cumulative Preferred Stock-Series A, $20 par value, and 29,499 shares of $.90 Cumulative Preferred Stock, $16 par value. Each share of Common Stock is entitled to three votes and each share of Cumulative Preferred Stock-Series A is entitled to one vote on all matters coming before the meeting. The holders of shares of $.90 Cumulative Preferred Stock, $16 par value, have no general voting rights.

   The cost of solicitation of proxies will be borne by the Company. In addition to this solicitation by mail being made initially on or about March 18, 1998, officers and regular employees of the Company may make solicitations by telephone, telegraph, mail, or personal interviews, and arrangements may be made with banks, brokerage firms, and others to forward proxy material to their principals. The Company has retained Morrow & Company, Inc., to assist in the solicitation of proxies at an estimated cost of $12,000 including expenses, which will be paid by the Company.

   All stockholders unable to attend the meeting in person are urged to send in proxies to assure a good representation at the meeting. A proxy may be revoked at any time before it is voted by a writing filed with the Secretary of the Company, by a duly executed proxy bearing a later date or by voting in person at the meeting.



                      PROPOSAL (1) - ELECTION OF DIRECTORS


   The Company's Certificate of Incorporation provides for a Board of not less than nine nor more than fifteen directors, the exact number of directorships to be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board. The directors are divided into three classes as nearly equal in number as possible with members of each class to hold office until successors are elected and qualified. Each class is to be elected for a three-year term at successive annual meetings. As a result, only one class of directors is to be elected at each Annual Meeting.

   The Board of Directors has fixed the number of directors at 12, and has selected the four nominees listed below for election to three-year terms expiring in 2001. Of the Company's eight directors remaining in office, the terms of four directors expire in 1999 and the terms of four directors expire in 2000. Each nominee is presently a director of the Company except Mr. Gooley. Messrs. Guillaume and Lichtenfels have reached the Board's age limits and are not standing for re-election.

   Unless otherwise directed, it is intended that the enclosed proxy will be voted for the election of Marshall T. Chiaraluce, Charles E. Gooley, Marcia L. Hincks, and Robert F. Neal. In case any nominee is unable or declines to serve, the persons named in the proxy may vote for some other person or persons. Under Connecticut law, directors are elected by a plurality of the votes cast. Votes withheld and broker non-votes are counted for purposes of determining whether a quorum is present at the meeting but are not considered as voted in the election of directors. Broker non votes and abstentions are,
    therefore    , not counted as votes cast and have no effect.



                                                                                               Common Stock
                      Committees                                                               Beneficially      PERCENT
                       Presently                     Principal Occupation        Director       Owned as of         OF
       NAME           SERVING (1)       AGE            AND DIRECTORSHIPS           SINCE       FEB. 27, 1998     CLASS (2)

                                                           CLASS I:
                                   NOMINEES FOR ELECTION AT THIS MEETING FOR TERMS EXPIRING
                                                            IN 2001
Marshall T.                             55       President and Chief Executive     1992              3,519(3)          .12
Chiaraluce                                       Officer of the Company.
Charles E. Gooley                       44       President, Yankee Gas               -                    100         <.01
                                                 Services Company.
Marcia L. Hincks    1,4,5               62       Retired; formerly Vice            1983                   318          .01
                                                 President and Senior Counsel,
                                                 Aetna Life & Casualty.
Robert F. Neal      3,4,5               63       Retired; formerly Senior Vice     1990                   350          .01
                                                 President - Network Services;
                                                 Southern New England
                                                 Telecommunications
                                                 Corporation.


                                                           CLASS II:
                                           DIRECTORS WHOSE TERMS CONTINUE UNTIL 1999
Harold E. Bigler,   2,3,7               66       Chairman, Bigler Investment       1983                 2,000          .07
Jr.                                              Management Company, Inc.
Astrid T. Hanzalek  1,2,5,6,7           70       Consultant - water resources      1985                   776          .03
                                                 and various public policy
                                                 issues (self-employed);
                                                 formerly Connecticut State
                                                 Representative.
Frederick E.        5,6,7               71       Chairman, State of                1983                   225         <.01
Hennick                                          Connecticut Freedom of
                                                 Information Commission;
                                                 retired, formerly President
                                                 and Publisher, Naugatuck
                                                 Daily News; Director,
                                                 Naugatuck Valley Savings and
                                                 Loan, Inc.
Donald B. Wilbur    4,7                 55       Plant Manager, Unilever Home      1993                   349          .01
                                                 and Personal Care (personal
                                                 products manufacturing);
                                                 Director, Middlesex Hospital;
                                                 Director, Liberty Bank.

                                                                                               Common Stock
                      Committees                                                               Beneficially      Percent
                       Presently                     Principal Occupation        Director       Owned as of         of
       NAME           SERVING (1)       AGE            AND DIRECTORSHIPS           SINCE       FEB. 27, 1998     CLASS (2)


                                                           CLASS III
                                           DIRECTORS WHOSE TERMS CONTINUE UNTIL 2000
Francis E. Baker    2,4,6               68       Chairman and Director,             1973(4)               125         <.01
                                                 Andersen Group, Inc.
                                                 (electronic and medical
                                                 manufacturing and services);
                                                 Chairman and Director,
                                                 Digital Graphix, Inc.
Rudolph E.          1,5                 69       Real Estate Agent, D. W.          1994                   300         <.01
Luginbuhl                                        Fish, Better Homes;
                                                 Corporator, The Savings Bank
                                                 of Rockville.
Harvey G. Moger     1,2,3,7             70       President, GBAJ Associates        1981                 2,345          .08
                                                 (commercial real estate
                                                 financial consultant);
                                                 Director, Ensign Bickford
                                                 Realty Corporation.
Warren C. Packard   1,3                 63       Former First Selectman, Town      1991                   250         <.01
                                                 of Suffield; formerly
                                                 President and Chief Executive
                                                 Officer, The Wiremold Company
                                                 (manufacturing); Director,
                                                 The Wiremold Company.

__________________________
(1)1. AUDIT COMMITTEE
   2. FINANCE COMMITTEE
   3. PENSION TRUST COMMITTEE
   4. COMPENSATION COMMITTEE
   5. PUBLIC INFORMATION COMMITTEE
   6. COMMITTEE ON DIRECTORS
   7. STRATEGIC PLANNING COMMITTEE

(2)The percentages have been rounded to the nearest one hundredth of one percent. As of February 27 1998, executive officers and directors of the Company as a group owned 22,699 shares (.75%) of the Common Stock of the Company. No directors or officers own any shares of the Company's Cumulative Preferred Stock.

(3)Includes both shares actually EARNED by the officer under the Company's pre-1998 Performance Stock Programs and AWARDED under the 1998 Performance Stock Program. Does not include shares deferred nor their earned dividend equivalents under the Program. See Note 1 on page 7.

(4)The Connecticut Water Company is a subsidiary of the Company. The affiliation of the Company (then Suburban Water Service, Inc.) and The Connecticut Water Company was effected on April 10, 1975. Prior to the affiliation, Mr. Baker was a director of The Connecticut Water Company. The Company's Board of Directors and the Board of Directors of The Connecticut Water Company are now identical.



   With the exception of Mr. Packard whose term as First Selectman of the Town of Suffield expired on November 21, 1995, and Mr. Neal who retired from Southern New England Telecommunications Company in 1994, each of the nominees listed above has had the same employment for more than the past five years either in the position or positions indicated or in other similar or executive capacities with the same company or a predecessor thereof.

   The Company's Board of Directors met five times during 1997. In addition, the Company has a number of committees, including an Audit Committee, a Finance Committee, a Pension Trust Committee, a Compensation Committee, a Public Information Committee, a Committee on Directors and a Strategic Planning Committee which meet periodically during the year. The Audit Committee, composed of Mmes. Hanzalek and Hincks and Messrs. Luginbuhl, Moger and Packard, reviews the activities, procedures and recommendations of the independent auditors of the Company and The Connecticut Water Company and recommends annually the appointment of independent auditors for the coming year. The
Committee met twice during 1997.   The Finance Committee, composed of Ms.
Hanzalek and Messrs. Baker, Bigler and Moger, recommends and advises the Board of Directors on financial policy and issuance of securities. The Committee met twice in 1997. The Pension Trust Committee, composed of Messrs. Bigler, Moger, Neal and Packard, reviews the Pension Trust Fund of The Connecticut Water Company Employee Retirement Fund and the VEBA Trust Fund for retiree medical benefits, reviews and determines actuarial policies and investment guidelines, and selects the investment managers. The Committee met four times in 1997.
The Compensation Committee, composed of Ms. Hincks and Messrs. Baker, Neal, Lichtenfels and Wilbur, establishes compensation levels for officers of The Connecticut Water Company and makes recommendations to the full Board regarding officer succession. The Committee met twice during 1997. The Public Information Committee, consisting of Mmes. Hanzalek and Hincks and Messrs. Hennick, Neal and Luginbuhl, advises management on policies for communicating Company information to the general public, government officials, investors and other interested parties. The Committee met twice in 1997. The Committee on Directors, consisting of Ms. Hanzalek, Messrs. Baker, Hennick and Lichtenfels recommends candidates for nomination as directors to the Board. The Committee met twice in 1997. The Strategic Planning Committee, consisting of Ms. Hanzalek and Messrs. Bigler, Hennick, Lichtenfels, Moger, and Wilbur, oversees the preparation and implementation of the Company's Strategic Plan. The
Committee met once in 1997.   All of the Company's directors, except Warren C.
Packard, attended at least 75% of the aggregate number of meetings in 1997 of the Board and committees on which they serve.

   Pursuant to the Company's Bylaws, nominations for directors may be made by any stockholder entitled to vote for the election of directors at the meeting who complies with the following procedures. A nomination by a stockholder shall be made only if such stockholder has given proper and timely notice in writing of such stockholder's intent to make such nomination to the Secretary of the Company. To be timely a stockholder's notice must be delivered to or mailed and received by the Secretary of the Company at the General Offices of the Company not later than (i) with respect to an election to be held at an annual meeting of stockholders, the close of business on a day which is not less than 120 days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders called for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first mailed to stockholders. Each such notice must set forth: (a) the name and address of the person or persons to be nominated; (b) the name and address, as they appear on the Company's books, of the stockholder making such nomination; (c) the class and number of shares of the Company which are beneficially owned by the stockholder; (d) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (e) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (f) such other information regarding each nominee proposed by the stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (g) the consent of each nominee to serve as a director of the Company if so elected. Any such notice of
nominations for consideration at the    1999 Annual     Meeting must be received
by the
Company's Secretary by the close of business on December 24, 1998.

REPORTS UNDER SECTION 16

   Under Section 16 of the Securities Exchange Act of 1934, directors, officers and certain beneficial owners of the Company's equity securities are required to file reports of their transactions in the Company's equity securities with the Securities and Exchange Commission on specified due dates. In 1997, all directors and beneficial owners of the Company's equity securities so required, filed such reports on or before the specified due dates, except that reports of sales by Messrs. Bancroft, Guillaume, O'Neill, Benoit, Kells and Susco in March, 1997 of certain shares received pursuant to the Company's Performance Stock Program were not timely filed. In making this statement, the Company has relied on the written representations of its directors and officers and its five percent holders and copies of the reports that they have filed with the Securities and Exchange Commission.

                              MANAGEMENT COMPENSATION
SUMMARY COMPENSATION TABLE

   The following tabulation sets forth the total compensation paid by the Company and The Connecticut Water Company during 1997 , 1996 and 1995 to each of the executive officers, including the Chief Executive Officer of the Company, receiving more than $100,000 aggregate compensation in 1997. The Company has no employees. All officers are employees of The Connecticut Water Company and all compensation is paid by The Connecticut Water Company.

                                                                                              LONG-TERM COMPENSATION
             Name and Principal Position                        Annual Compensation                     Awards

                                                                                              RESTRICTED STOCK AWARDS
                                                            YEAR              SALARY($)                 ($)(1)
Marshall T. Chiaraluce, President and Chief Exec-           1997               222,722                  52,320
utive Officer                                               1996               212,122                  28,705
                                                            1995               200,000                  47,091
David C. Benoit, Vice President Finance and                 1997               118,000                  17,888
Accounting and Treasurer                                    1996               105,000                  12,346
                                                            1995                  -                        -
James R. McQueen, Vice President Engineering and            1997               114,000                  14,272
Planning                                                    1996               101,612                   8,109
                                                            1995               94,500                   12,644
Terrance P. O'Neill, Vice President of Operations           1997               110,000                  14,784
                                                            1996               94,562                    8,109
                                                            1995               87,000                   15,151


1) The value of the full number of shares of restricted stock initially allocated to Messrs. Chiaraluce, Benoit, McQueen and O'Neill under the Company's Stock Program was $50,370, $0, $14,212 and $14,212 respectively in 1995; and $52,111, $14,709, $18,907 and $18,907 respectively in 1996. In
   1997, the value of the full number of shares of restricted stock initially allocated to Messrs. Chiaraluce, Benoit, McQueen and O'Neill under the Company's Performance Stock Program were $54,196, $19,664, $15,299, and $15, 299 respectively. The aggregate number of shares of restricted stock actually EARNED by Messrs. Chiaraluce, Benoit, McQueen and O'Neill, based upon the actual attainment of 1995 and 1996 criteria were 1,697, 0, 464 and 556 respectively in 1995; and 1,023, 440, 289 and 289 respectively in 1996. In 1997, the aggregate number of shares of restricted stock actually EARNED by Messrs. Chiaraluce, Benoit, McQueen, and O'Neill based upon the actual attainment of 1997 performance criteria were 1,635, 559, 446 and 462 respectively. The values shown in the table above are the shares actually EARNED in said year, valued on the date earned which was February 14, 1996 for the 1995 plan, February 14, 1997 for the 1996 plan, and February 13, 1998 for the 1997 plan. Pursuant to the Company's Performance Stock Program, Messrs. Chiaraluce, Benoit, McQueen and O'Neill elected to defer 100%, 50%, 70% and 0% of their 1997 awards respectively.


RETIREMENT BENEFITS

   Officers and employees of the Company and The Connecticut Water Company are entitled to receive retirement benefits under a pension plan, and executive officers are entitled to receive benefits under supplemental executive retirement agreements, which provide for defined benefits in the event of retirement at a specified age and after a specified number of years of service based on highest average annual compensation. Examples of annual full straight life annuity allowances payable under the pension plan and supplemental agreements to employees and executive officers are set forth in the following table. As of December 31, 1997, the estimated credited years of service for Messrs. Chiaraluce, Benoit, McQueen and O'Neill are 6, 2, 32, and 17 respectively. The table assumes retirement occurs at age 65 which for Messrs. Chiaraluce, Benoit, McQueen and O'Neill would occur with 16, 26, 42, and 39 years, respectively, of credited service. Highest average annual compensation is the highest average regular basic compensation received by an individual from the Company and The Connecticut Water Company during any 60 consecutive months.

            HIGHEST AVERAGE ANNUAL
            COMPENSATION DURING              5 OR MORE YEARS
            60 CONSECUTIVE MONTHS            OF SERVICE *

               $100,000                      $60,000
               $125,000                      $75,000
               $150,000                      $90,000

   *In the case of each of Mr. Chiaraluce and Mr. Benoit, the amounts are reduced by benefits payable under the retirement plan of a prior employer.

DIRECTOR COMPENSATION

   Since the Boards of Directors of the Company and The Connecticut Water Company are identical, regular meetings of each are generally held on the same day. Directors of the Company receive $250 for each regular meeting of the Board of Directors of the Company and $350 for each special Board meeting and each committee meeting of the Company which they attend. In addition, Directors of The Connecticut Water Company receive an annual retainer of $4,000, $450 for each regular or special meeting of the Board of Directors, and $400 for each committee meeting which they attend. Directors who are salaried officers receive the same retainer and meeting fees as other directors. These amounts have been included in the Summary Compensation Table on Page 5. Directors who are not officers are not entitled to retirement benefits from the Company or The Connecticut Water Company.

   Pursuant to a Directors Deferred Compensation Plan, the Directors of the Company and The Connecticut Water Company may elect to defer receipt of all or a specified portion of the compensation payable to them for services as Directors until after retiring as Directors. Any amounts so deferred are credited to accounts maintained for each participating Director, and interest at an annual rate of 10.74% is currently credited monthly to all deferred amounts. Distribution of amounts deferred and accumulated interest may be made, at the election of each participating Director, in a lump sum or in annual installments over a period of years specified by the Director, such distribution to commence in the year following the year in which the individual ceases to be a Director. In 1997, five Directors elected to participate in the Plan.

                           COMPENSATION COMMITTEE REPORT

   The Committee is responsible for making recommendations to the Board on executive compensation and administering the Company's Performance Stock Program (the "Program").

EXECUTIVE COMPENSATION PRINCIPLES

   The Company's executive compensation plan is designed to align executive compensation with the Company's and/or The Connecticut Water Company's strategic business planning which includes management initiatives and business financial performance. Through this process the Committee has established a program to:

  o Attract and retain key executives critical to the long-term success of the Company.

  o Reward executives for the accomplishment of strategic goals which reflect customer service and satisfaction as well as the enhancement of stockholder value.

  o Integrate compensation programs with both The Connecticut Water Company's annual performance review and the Company's and/or The Connecticut Water Company's strategic planning and measuring processes.

  o Support a performance-oriented environment that rewards performance with respect to overall performance goals and performance on individual goals for each participant in the plan.


EXECUTIVE COMPENSATION PROGRAM

   The total compensation program consists of both cash and equity based compensation. The annual compensation consists of a base salary and any Common Stock awarded through the Program. The Committee determines a salary range and a level of salary for executive officers. The Committee determines the salary or salary range based upon competitive norms from periodic studies of a peer group of other water companies. Actual salary changes are based upon such norms and upon performance. Additional incentives are provided through the Program{1}. The Committee reviews and approves the participation of executive officers of The Connecticut Water Company under the Program. The Committee also approves the award value each year as a percentage of base salary and the basis for judging performance over the following year. Awards are currently based on whether the Company and/or The Connecticut Water Company has met certain goals based on objective performance criteria and attainment by participants of individual goals. The Committee determines what these criteria and goals are each year. The Criteria for the 1997 awards were based on The Connecticut Water Company's customer value rating and water quality measures, the Company's return on equity, other service and financial measures, and specific individual performance goals. The Committee has approved and implemented an award program for 1998 based upon similar criteria and goals.

   Executive officers may also participate in the Company's Savings and Investment 401(k) Plan and other benefit plans generally available to all levels of salaried employees. Also, executive officers may elect to defer compensation under a non-qualified salary deferral plan.


CHIEF EXECUTIVE OFFICER COMPENSATION

   The Committee determined the compensation for 1997 of Mr. Chiaraluce, the Chief Executive Officer ("CEO"), based upon a number of factors and criteria, including a review of the salaries of Chief Executive Officers for similar companies of comparable size and capitalization and a review by the Committee of the CEO's performance. The Committee approved the CEO's participation in the Program for 1997. The Committee noted the continued efforts of Mr. Chiaraluce to avoid requesting a general rate increase for 7 years while achieving consistently higher earnings and increasing shareholder value during his 6 years as CEO. The awarding of 86% (1,635 of 1,902 shares originally allocated) of the Common Stock allocated to Mr. Chiaraluce in 1997 was based upon all targeted individual goals being met and the majority of corporate performance and financial targets being met.



                             COMPENSATION COMMITTEE

                        William C. Lichtenfels, Chairman
                             Francis E. Baker, Jr.
                                Marcia L. Hincks
                                 Robert F. Neal
                                Donald B. Wilbur

**FOOTNOTES**

     {1} The Program provides for an aggregate maximum of up to 50,000 shares of Common Stock of the Company to be issued as awards of restricted stock to eligible employees. An award of a share of restricted stock is an award to a participant of a share of the Common Stock of the Company generally conditioned upon the attainment of performance goals established by the Committee for the performance period to which the award relates and the continued employment of the participant with the Company or any majority-owned subsidiary of the Company through the end of the performance period. During the performance period, the participant has all of the rights of a stockholder of the Company, including the right to receive dividends, except that the participant does not have custody of the shares of Common Stock nor the right to transfer ownership of the shares during the performance period. Commencing with 1997 awards, the Program has been amended to permit participants to defer income taxation of all or a portion of such restricted stock awards by electing instead to receive "performance shares" at the end of a chosen deferral period. Until the end of the deferral period, a participant holding performance shares has no rights as a stockholder of the Company. However, dividend equivalents are credited to such participant as additional performance shares.

PERFORMANCE GRAPH


   Set forth below is a line graph comparing the cumulative total stockholder return for each of the years 1992 - 1997 on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total stockholder return of companies on the Standard & Poor's 500 Stock Index and the Standard & Poor's Utilities Index.



*********
********
*** GRAPHIC CHART appears here in hardcopy document as described above *** using the values summarized in the table below.
*******
********

                          1992       1993       1994       1995       1996       1997
CT Water Service, Inc.    $100.00    $114.11    $ 98.94    $127.66    $144.38   $170.26
S&P 500                   $100.00    $110.06    $111.51    $153.39    $188.59   $251.48
S&P Utilities             $100.00    $114.44    $105.33    $149.58    $154.25   $192.28

                  BENEFICIAL SHAREHOLDINGS OF CERTAIN PERSONS


   The Company does not know of any beneficial owner of more than 5% of its $.90 Cumulative Preferred Stock, $16 par value. The Company does not know of any beneficial owner of more than 5% of its Common Stock and does not know of any beneficial owner of more than 5% of its Cumulative Preferred Stock - Series A, $20 par value, except as follows:

           TITLE OF CLASS            NAME AND ADDRESS OF BENEFICIAL OWNER       Amount Beneficially          Percent
                                                                                   Owned as of                 of
                                                                                DECEMBER 31, 1997             CLASS

Common Stock                         Dimensional Fund Advisors, Inc.              156,400                     5.18%
                                     1299 Ocean Avenue, 11th Floor
                                     Santa Monica, CA  90401


Cumulative Preferred Stock -Series   William Neal MacKenzie                       1,850                       12.3%
A, $20 par value                     222 North Main Street
                                     Wallingford, CT  06492

                                     Herbert I. Johnson and                        900                         6.0%
                                     Annabelle C. Johnson
                                     35 Carter Street, Bolton, CT  06040

                                     Shearson Lehman American Express              900                         6.0%
                                     One Western Union Int'l Plaza
                                     New York, NY 1004-1008

                                     Dorothy L. Bach                               825                         5.5%
                                     55 Mountain Spring Road
                                     Tolland, CT  06084


(1)Information relating to such beneficial ownership is based on a statement on
   Schedule 13G filed with the Securities and Exchange Commission.


                               CERTAIN TRANSACTIONS


   During the year 1997, the law firm of Day, Berry & Howard, of which Michael
F. Halloran, Assistant Secretary of the Company and The Connecticut Water Company, is a partner, performed certain legal services for the Company and The Connecticut Water Company. The Company believes that the charges made by said firm for legal services were not more than others would have charged for similar services.

                      PROPOSAL (2) - APPOINTMENT OF AUDITORS


   Arthur Andersen LLP served as independent auditors for the Company and its subsidiary, The Connecticut Water Company, for the calendar year ending December 31, 1997. One or more representatives of Arthur Andersen LLP will attend the annual meeting, with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

   It is intended that unless otherwise specified, proxies will be voted in favor of the appointment of Arthur Andersen LLP, independent public accountants, of Hartford, Connecticut, as independent auditors for the Company for the calendar year ending December 31, 1998. The Company's Audit Committee has recommended that Arthur Andersen LLP be so appointed. Arthur Andersen LLP has no direct or indirect financial interest in the Company. Proposal (2) will be approved if the votes cast at the meeting favoring the appointment of Arthur Andersen LLP exceed the votes cast opposing such appointment. Broker non votes
and    abstentions     are not counted as votes cast and, therefore, have no
effect.

          THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL (2).


          PROPOSED AMENDMENTS TO THE COMPANY'S CERTIFICATE AND BYLAWS
                       PROPOSALS (3A), (3B), (4), AND (5)

General

   The Board of Directors recommends that the stockholders approve certain amendments to the Company's Amended and Restated Certificate of Incorporation (the "Certificate") and Bylaws. The proposed amendments are contained in three separate Proposals. Shareholders are urged to consider carefully and approve each Proposal. Proposal (3) is divided into two sections, Proposal (3a) and Proposal (3b). Proposal (3a) provides for various conforming changes intended
to update citations to the Connecticut General Statutes    ,     to ensure
consistency of language throughout the Certificate, and    to conform
the purposes of the Company to those approved by the Connecticut Department of Public Utility Control (the "CDPUC") if such approval is received before April
24,1998;     Proposal (3b) provides a correction to references in the
Certificate to certain voting rights of the holders of the Company's Preferred Stock. Proposal (4) provides that the Company will indemnify directors and officers to the fullest extent permitted by the Connecticut Business Corporation Act (the "CBCA") and authorizes the Company to determine, on a case by case basis, the extent of indemnification that it will provide to employees and agents. Proposal (5) provides that directors desiring to resign from the Board be required to submit a resignation in writing to the Board of Directors.

   These proposed amendments are designed to ensure compliance with the CBCA,
   provide flexibility regarding the     make various nonsubstantive
modifications to the Certificate, and permit the Company to provide additional indemnification rights to directors, officers, agents and employees of the Company in an effort to promote management stability and security. The text of the Company's Certificate, as proposed to be amended, is set forth in Exhibit A to this Proxy Statement. Proposed deletions are indicated as stricken-through and proposed additions are indicated as double-underlined. The following description and discussion of the proposed amendments is qualified in its entirety by reference to such exhibit.

   Effective January 1, 1997, the CBCA updated the statutory framework for stock corporations in Connecticut based on the Model Business Corporation Act (the "MBCA"). In adopting the CBCA, Connecticut has followed the lead of a number of states which have adopted corporation codes based on the MBCA. Despite this new framework, the CBCA provides that certificates of incorporation of corporations organized prior to January 1, 1997, such as the Company, will be "grandfathered." In other words, a provision in the Company's Certificate that was valid under the law in effect prior to January 1, 1997 will continue to be valid regardless of any differences in the CBCA. The Company is not, therefore, required to amend the Certificate to comply with the CBCA. However, the Proposals are recommended in order to modernize the Company's Certificate in light of the enactment of the CBCA and to enable the Company to attract and maintain a capable and stable management by entitling individuals serving as directors, officers, agents and employees to certain indemnification rights. The three Proposals are being presented separately, and if any one of the Proposals is adopted by the stockholders, it will become effective, regardless of whether the stockholders adopt the other Proposals.

       THE BOARD OF DIRECTORS BELIEVES THAT ADOPTION OF PROPOSALS (3A),
      (3B), (4), AND (5) IS IN THE BEST INTERESTS OF ALL OF THE COMPANY'S
            STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
                      VOTE "FOR" ADOPTION OF THE PROPOSALS.


                   PROPOSAL (3A) - CONFORMING AMENDMENTS AND
                      PROPOSAL (3B) - CORRECTIVE AMENDMENT


GENERAL

   Proposals (3a) and (3b) would amend the Company's Certificate to generally
(i) ensure consistent use of language throughout the Certificate; (ii) delete and revise references to sections of the Connecticut General Statutes that were repealed in connection with the enactment of the CBCA; (iii) add a provision
defining the statutory references used in the Certificate   ; (iv) conform
the purposes of the Company to those approved by the CDPUC if such approval is
received before the Annual Meeting    (all of the amendments referred to in
clauses (i), (ii) and (iii) hereinafter referred to as "Proposal (3a)" or the "Conforming Amendments"); and (iv) delete each reference to "Article Fourth,
Section 5" and replace it with a reference to "Section 5 of Paragraph B of Article Fourth" ("Proposal (3b)" or the "Corrective Amendment").

REASONS FOR THE CONFORMING AMENDMENTS AND THE CORRECTIVE AMENDMENT

   The Conforming Amendments and the Corrective Amendment are designed to ensure that the terms contained in the Certificate are consistent and to
modernize the Certificate in light of the enactment of the CBCA    and the
anticipated approval of the CDBPUC    .  In addition, the Conforming Amendments
define the statutory references used in the Certificate to include amendments to such statutes, thus permitting the Certificate to evolve with any changes in such statutes.

DESCRIPTION OF THE CONFORMING AMENDMENTS AND THE CORRECTIVE AMENDMENT

   CONSISTENCY OF LANGUAGE. Various changes are proposed to ensure that references to the Company, the Certificate, and the Articles of the Certificate are consistent throughout the Certificate.

   Updated Statutory References. In connection with the enactment of the CBCA, the provisions of the Connecticut General Statutes governing Connecticut stock corporations prior to such enactment were repealed. Accordingly, Proposal (3a) would delete any references to statutes that were repealed in connection with the enactment of the CBCA and replace such references with statutory references to the CBCA. For example, corrections are proposed to be made to Article Sixth of the Certificate which limits the liability of the Company's directors to the Company and the stockholders if such directors have complied with a specified standard of care.

   REFERENCES PROVISION. A new Article Eighth is proposed to be added to the Certificate to reference the provisions of the CBCA and any subsequent amendments thereto. This provision will eliminate the need to amend the Certificate if any provision of the CBCA referenced therein is subsequently amended or repealed.

   PURPOSES. Article Third, Paragraph F of the Company's Certificate currently contains a provision prohibiting the Company and its subsidiaries from engaging in any business or activity that is not subject to regulation by the CDPUC without the consent of the CDPUC. This provision was added to the Company's Certificate in 1975 in connection with the Company's acquisition of The Connecticut Water Company in response to concerns expressed by the CDPUC's predecessor. In recent years, the CDPUC has permitted utility holding companies (such as the Company) and their subsidiaries to engage in a broad range of activities which are not regulated by the CDPUC. Thus, in order to provide greater flexibility to the Company, Article Third, Paragraph F is proposed to be deleted in the event that the CDPUC approves such deletion. An application to the CDPUC for approval of the deletion of the provision contained in Article Third, Paragraph F was filed on December 10, 1997 and a decision is expected in April, 1998.


   CORRECTION OF REFERENCES TO "SECTION 5 OF PARAGRAPH B OF ARTICLE FOURTH." Proposal (3b) would replace any reference to "Article Fourth, Section 5" with a reference to "Section 5 of Paragraph B of Article Fourth" in order to more accurately and precisely reference the voting rights of the Company's Preferred Stock. Similar corrective changes would also be made to the Company's Bylaws. Proposal (3b) would not change the existing voting rights set forth in Article Fourth.

   The Conforming Amendments and the Corrective Amendment will modernize the Company's Certificate and make it a more workable document for the administration of the Company. By updating statutory references, the Conforming Amendments will guide management and others to the proper statutes governing the Company and the Certificate. In addition, the references provision will ensure that the Company will avoid the expense of amending the
Certificate if statutory citations are later revised or repealed.     Finally,
the deletion of Article Third, Paragraph F, if approved by the CDPUC, will permit the Company and any future subsidiaries to engage in a broader range of businesses and activities.

VOTE REQUIRED AND EFFECTIVE TIME

   The affirmative vote of a majority of the voting power of the outstanding shares of the Company's Common Stock and Cumulative Preferred Stock - Series A, $20 par value, voting together as a single class, is required to adopt the Conforming Amendments. Abstentions and broker non-votes will not be counted as votes cast and will have the same effect as a vote against Proposal (3a). The Conforming Amendments, if adopted, will become effective as of the date and time they are filed with the Office of the Secretary of the State of the State
of Connecticut.     The proposed deletion of Article Third, Paragraph F will
not, however, become effective unless and until approved by the CDPUC.


   The affirmative vote of the holders of at least eighty percent (80%) of the Company's Common Stock and Cumulative Preferred Stock - Series A, $20 par value, voting together as a single class, is required to adopt the Corrective Amendment. Abstentions and broker non-votes will not be counted as votes cast and will have the same effect as a vote against Proposal (3b). The Corrective Amendment, if adopted, will become effective as of the date and time it is filed with the Office of the Secretary of the State of the State of Connecticut. The proposed deletion of Article Third, Paragraph F will not, however, become effective unless and until approved by the CDPUC.




         THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
                    THE ADOPTION OF PROPOSALS (3A) AND (3B).






                    PROPOSAL (4) - INDEMNIFICATION AMENDMENT

GENERAL

   In recent years, lawsuits and other proceedings (including claims by stockholders on behalf of a corporation or "derivative proceedings") ("Proceedings") directed against or involving directors or officers of publicly held corporations have become increasingly common. Such Proceedings are typically extremely expensive whatever their outcome. Due to the uncertainties inherent in any litigation and particularly since questions of subjective business judgment are usually involved, it is often prudent for corporations to settle Proceedings in which claims against a director or officer are made. Settlement amounts, even if not material to the corporation involved and minor compared to the amount claimed, often exceed the financial resources of most individual defendants. Even in Proceedings in which a director or officer is not named as a defendant, such an individual may incur substantial expenses and attorneys' fees if he or she becomes involved in a Proceeding as a witness or otherwise.

   At the same time that the exposure to personal liability has increased for directors and officers, corporations have faced increasing difficulty protecting directors and officers from the expenses and liabilities associated with Proceedings through the purchase of directors' and officers' liability insurance as coverage provided under such policies has diminished. Without the assurance that directors' and officers' liability insurance will continue to protect them financially from the expenses and liabilities associated with such Proceedings, directors, potential candidates for director and officers must increasingly rely upon protections offered by the corporations they serve. If these protections are not adequate, such individuals may question whether the risks associated with the Proceedings in which they may become involved exceed the benefit they may realize from service to a corporation. Other corporations, not yet including the Company, have had individuals resign or threaten to resign from such positions because they were unwilling to risk personal financial loss in the event the corporation failed to provide adequate indemnification protection. The adequacy of a corporation's protection of its directors and officers is measured, in part, by the relative certainty that indemnification will be made promptly and without the need to resort to additional time-consuming, and often costly, Proceedings.

   Proposal (4) would amend the Company's Certificate (the "Indemnification Amendment") generally to require the Company to indemnify its directors and officers who are made parties to a Proceeding because he or she is or was a director or officer of the Company against liability so long as the director or officer satisfied a statutorily required standard of care. In addition, the Indemnification Amendment would allow the Company to provide officers with additional indemnification consistent with the CBCA. Finally, with respect to indemnification of employees and agents, the Indemnification Amendment would provide the Company with flexibility to determine such indemnification rights on a case by case basis.




REASONS FOR THE INDEMNIFICATION AMENDMENT

   Prior to the enactment of the CBCA, indemnification of directors, officers, employees and agents was both mandatory and exclusive. The Connecticut Stock Corporation Act (the "CSCA"), which was in effect prior to January 1, 1997, required corporations to provide the indemnification it authorized, but not more or less. In addition, the CSCA stated that no action to indemnify was valid unless consistent therewith. The CBCA, by contrast, takes a permissive approach to indemnification, allowing corporations to expand or limit indemnification in their certificates of incorporation.

   Pursuant to the CBCA, in the absence of a provision in its certificate of incorporation, a corporation organized prior to January 1, 1997, such as the Company, is required to indemnify its directors, officers, agents and employees in a Proceeding if he or she (a) conducted himself or herself in good faith and
(b) reasonably believed (i) when acting in his or her official capacity that the conduct was in the corporation's best interests and (ii) in all other cases that the conduct was not opposed to its best interests. For criminal cases, the director, officer, employee or agent must also have had no reasonable cause to believe his or her conduct was unlawful.

   The CBCA, however, permits a corporation to provide enhanced indemnification rights by adding a provision to its certificate of incorporation that would permit or require it to indemnify a director so long as his or her conduct met the standards described below. Such indemnification may also be extended to officers to the same extent as it is extended to directors. In addition, the CBCA permits a corporation to provide even greater indemnification to officers, employees and agents, so long as such indemnification is consistent with public policy.

   The Company's Certificate is proposed to be amended to provide such enhanced indemnification rights and to expand the situations in which the Company will indemnify its directors and officers in order to provide its directors and officers with the greatest protection allowed by law. Such enhanced protection is expected to assist the Company in attracting and maintaining a capable and stable management. In addition, the Indemnification Amendment would provide the Company with greater flexibility with respect to the indemnification of employees and agents who are not officers and directors. The Indemnification Amendment would allow the Company to determine the indemnification rights of such individuals on a case by case basis, on such terms and conditions as may be established by the Board of Directors.


DESCRIPTION OF THE INDEMNIFICATION AMENDMENT

   The Indemnification Amendment, included as proposed Article Seventh of the Company's Certificate as set forth in Exhibit A, implements the enhanced indemnification protections authorized by the CBCA. If Proposal (4) is adopted, the Indemnification Amendment will replace, for directors, officers, employees and agents, the indemnification provisions currently contained in
Article VIII of the Company's Bylaws (the "Current Indemnification Bylaw").

   Prior to the adoption of the CBCA, the CSCA set out the permissible scope of indemnification by Connecticut corporations for directors, officers, employees and agents (each an "eligible indemnitee"). The Current Indemnification Bylaw provided that the Company would, to the fullest extent permitted by and in accordance with the CSCA, indemnify each such individual entitled to indemnification under the CSCA. Under the CSCA, an eligible indemnitee could be indemnified only if (a) he or she was successful on the merits of a Proceeding in respect of which indemnification was sought or (b) a determination was made by a quorum of disinterested directors, by independent legal counsel or by the shareholders that the eligible indemnitee had acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful. Corporations were also permitted to advance expenses to eligible indemnitees provided the indemnitee agreed to repay such amount unless it were ultimately determined that the individual was entitled to indemnification.

   In the case of suits brought by the corporation or derivative actions, the CSCA contained significant restrictions on the scope of indemnification. First, the CSCA did not permit indemnification for amounts paid to the corporation, to a plaintiff or to counsel for a plaintiff in settling or otherwise disposing of a Proceeding, with or without court approval. Second, the CSCA did not permit indemnification for expenses incurred in defending a Proceeding which is settled or otherwise disposed of without court approval.

   The Indemnification Amendment requires the Company, to the fullest extent permitted by the CBCA, to indemnify any person who is or was a director or officer of the Company and permits it to provide additional indemnification to officers, consistent with the CBCA. With respect to employees and agents of the Company, the Indemnification Amendment permits the Board of Directors to determine the terms and conditions of such indemnification. The Certificate does not presently contain an express statement of the Company's authority to indemnify such individuals.

   The Indemnification Amendment is intended to implement for directors and officers specific changes in the Connecticut law regarding indemnification that were effected by the CBCA. In doing so, the Indemnification Amendment would significantly broaden the rights of the Company's directors and officers to indemnification from those contained in the Current Indemnification Bylaw as provided by the CSCA. Under the Indemnification Amendment, the right to be indemnified "to the fullest extent permitted by law" would mean that a director would be indemnified against expenses and liabilities incurred in connection with any Proceeding so long as his or her conduct did not (i) involve a knowing and culpable violation of law by the director, (ii) enable the director or an associate, as defined in Section 33-840 of the Connecticut General Statutes, to receive an improper personal economic gain, (iii) show a lack of good faith and a conscious disregard for the duty of the director to the Company under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Company, (iv) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Company, or (v) create liability under
Section 33-757 of the Connecticut General Statutes. Copies of Connecticut General Statutes Sections 33-757 and 33-840 are attached as Exhibit B to this Proxy Statement. The Indemnification Amendment would also afford such indemnification rights to officers of the Company. The Indemnification Amendment will not provide for indemnification for liabilities arising out of the federal securities laws. If future changes to Connecticut law expand or contract the scope of permissible indemnification, such changes would automatically expand or contract the scope of indemnification provided under the proposed Indemnification Amendment.

   In addition, the Indemnification Amendment would permit, but not require, the Company to provide additional indemnification rights to officers of the Company who are not also directors, or who are directors but are made a party to a Proceeding solely in their capacity as officers, so long as such indemnification is consistent with public policy. The Indemnification Amendment also provides the Company with the flexibility to determine the level of indemnification of employees and agents on terms and conditions established by the Board of Directors from time to time, also consistent with public policy. These indemnification rights may be evidenced by contract, bylaws or by resolutions of the Board.

   In addition to the authority granted to corporations to increase or decrease the levels of indemnification, the CBCA has eliminated the distinction drawn by the CSCA between the indemnification protections granted in connection with derivative actions and those granted in connection with any other type of Proceeding. By eliminating this distinction, the CBCA makes indemnification of directors mandatory for all types of Proceedings (both derivative and non-derivative) unless indemnification is prohibited by law. Indemnification in connection with derivative actions is limited, however, to reasonable expenses incurred in connection with such Proceedings.

   Further, the Indemnification Amendment proposes to obligate the Company to advance the expenses of a director or officer so long as the director or officer promises to repay the advance if it is later determined that he or she is not entitled to indemnification by the Company. The Board of Directors may establish different policies regarding the advancement of expenses to employees and agents. Pursuant to the CBCA, a director, officer, employee or agent may have his or her right to indemnification or to advancement of expenses determined by a court. The CBCA does not limit the Company's power to pay for or reimburse expenses incurred by any such individual in connection with his or her appearance as a witness in a Proceeding at a time when he or she is not a party thereto.

   The CBCA, like the CSCA, continues to permit the Company to purchase insurance to protect itself and any person eligible to be indemnified thereunder against any liability or expense asserted against such person whether or not the Company would be permitted to indemnify against such liability or expense.

   The Indemnification Amendment further provides that its provisions shall not be deemed exclusive of any other rights of indemnification which a person seeking indemnity may have under any Bylaw, agreement, vote of the stockholders or disinterested directors or otherwise. If the Indemnification Amendment is adopted by the stockholders, the rights of indemnification granted under the Indemnification Amendment may not be limited in any way by a subsequent amendment or repeal of proposed Article Seventh with respect to acts or omissions that occur prior to the adoption of the amendment or repeal. The rights to indemnification created under the Indemnification Amendment are treated as contractual rights of the persons entitled to indemnification. Amendment or repeal of Article Seventh would require the affirmative vote of a majority of the voting power of the outstanding shares of the Company's Common Stock and Cumulative Preferred Stock - Series A, $20 par value, voting together as a single class.

   If Proposal (4) is adopted, the Indemnification Amendment shall govern the indemnification protections granted to directors, officers, employees and agents of the Company as to all Proceedings after the date that the Indemnification Amendment is filed with the Secretary of the State.

   The CBCA has not yet been subject to judicial review due to its recent enactment. As a consequence, its validity is untested by Connecticut courts. The outcome of any litigation challenging the applicability of the CBCA's provisions regarding indemnification or the effects of the Indemnification Amendment cannot be predicted with any certainty at this time. If Proposal (4) is adopted, the Indemnification Amendment may cause the Company to indemnify directors and officers in situations where the Company currently is under no obligation to do so. Accordingly, if any such indemnification is made, the economic cost to the Company is likely to be greater than the economic cost of its indemnity obligations if the Indemnification Amendment were not adopted. The Company is not aware of any known or anticipated Proceeding for which a claim for indemnification may be made by a director, officer, employee or agent under the Indemnification Amendment.

   The effect, if any, of the adoption of Proposal (4) upon the cost or coverage of the Company's directors' and officers' liability insurance cannot be determined at this time. The Company intends to continue to carry such insurance whether or not Proposal (4) is approved by stockholders.

VOTE REQUIRED AND EFFECTIVE TIME

   The affirmative vote of a majority of the voting power of the outstanding shares of the Company's Common Stock and Cumulative Preferred Stock - Series A, $20 par value, voting together as a single class, is required to adopt Proposal
(4).  Abstentions and broker non-votes will not be counted as votes cast and
will have the same effect as a vote against Proposal (4).   The Indemnification
Amendment, if adopted, will become effective as of the date and time it is filed with the Office of the Secretary of the State of the State of Connecticut.

   The Board of Directors acknowledges that individual directors have a significant personal interest in the outcome of the vote on Proposal (4) since they would be the beneficiaries of the increased protections that Proposal (4) authorizes. Moreover, any such personal benefit that the directors would derive could potentially be at the stockholders' expense. Nevertheless, the Board believes that the Indemnification Amendment is fair and in the best interests of the Company and its stockholders and that it should enhance the Company's ability to attract and retain qualified directors, officers, employees and agents.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
                         THE ADOPTION OF PROPOSAL (4).



                 PROPOSAL (5) - CORPORATE GOVERNANCE AMENDMENT

GENERAL

   Proposal (5) would amend the Company's Certificate (the "Corporate Governance Amendment") to require that directors provide written notice of resignation to the Board of Directors as specified in the CBCA.

REASONS FOR THE CORPORATE GOVERNANCE AMENDMENT

   The Certificate currently allows directors to resign from the Board either by oral tender of resignation at any meeting of the Board of Directors or by giving written notice thereof to the Company. Although the CSCA did not specify the means by which a director's resignation was required to be communicated to a corporation, the CBCA provides that such resignation must be in writing. The Corporate Governance Amendment would, therefore, conform the Certificate to the CBCA and ensure that the Company is able to maintain a comprehensive record of resignations by directors.

DESCRIPTION OF THE CORPORATE GOVERNANCE AMENDMENT

   The Corporate Governance Amendment deletes from the Certificate the reference to oral notice of resignation and requires that directors submit resignations in writing to the Company. The Board of Directors recommends that the stockholders approve the Corporate Governance Amendment because such amendment will provide the Company with comprehensive records of resignations from the Board of Directors and will make the Certificate consistent with the requirements of the CBCA.

VOTE REQUIRED AND EFFECTIVE TIME

   The affirmative vote of the holders of at least eighty percent (80%) of the Company's Common Stock and Cumulative Preferred Stock - Series A, $20 par value, voting together as a single class, is required to adopt Proposal (5). Abstentions and broker non-votes will not be counted as votes cast and will have the same effect as a vote against Proposal (5). The Corporate Governance Amendment, if adopted, will become effective as of the date and time it is filed with the Office of the Secretary of the State of the State of Connecticut.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
                         THE ADOPTION OF PROPOSAL (5).